UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2017

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K dated May 24, 2017 (the “Original 8-K”) filed by Spartan Motors, Inc. (the “Company”), and updates disclosures made under Item 5.07 Submission of Matters to a Vote of Security Holders regarding the results from the Company’s 2017 Annual Meeting of Shareholders held on May 24, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“Say on Pay”) held at the 2017 Annual Meeting, shareholders approved the recommendation of the Company’s Board of Directors (the “Board”) to hold Say on Pay votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say on pay votes on an annual basis until the Board determines that it is in the best interest of the Company to hold such votes with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: August 1, 2017	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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